Exhibit 99.1

Contact:	Patti McKee
	ViewPoint Financial Group, Inc.	FOR IMMEDIATE RELEASE
	972-578-5000, Ext. 7223	December 8, 2011
ViewPoint Financial Group, Inc. to Acquire Highlands Bancshares, Inc.;
Kevin Hanigan Named to become President and CEO;
ViewPoint Announces Approval of National Bank Charter
PLANO, Texas, December 8, 2011 — ViewPoint Financial Group, Inc. (“ViewPoint”) (NASDAQ: VPFG) and Highlands Bancshares, Inc. (“Highlands”) announced today that they have entered into a definitive merger agreement whereby ViewPoint will acquire Highlands and its subsidiary bank, the First National Bank of Jacksboro (which operates in the Dallas marketplace as Highlands Bank), in a stock-for-stock transaction. This strategic acquisition increases ViewPoint’s footprint in the Dallas marketplace while maintaining ViewPoint’s strong capital position.
Under the terms of the agreement, each outstanding share of Highlands common stock will be exchanged for 0.6636 shares of ViewPoint stock upon closing. Based upon ViewPoint’s closing common stock price on December 7, 2011 of $12.88, the transaction has an aggregate implied value of approximately $71.0 million, in ViewPoint common shares.
In addition, ViewPoint announced that Kevin Hanigan, the President, Chief Executive Officer and Chairman of the Board of Directors of Highlands Bancshares, Inc., will assume the role of President and Chief Executive Officer of ViewPoint Financial Group, Inc. and ViewPoint Bank upon the closing of the acquisition.
Highlands, which is a privately owned commercial bank headquartered in the demographically attractive Preston Center area of Dallas, has approximately $508 million in assets, $296 million in loans, $381 million in deposits, and six banking locations in North Texas. The combined organization will have 31 banking offices serving individuals and businesses within the Dallas/Fort Worth Metroplex and North Texas, and at closing will have approximately $3.5 billion in assets, including $2.0 billion in loans and $2.4 billion in deposits.
James McCarley, ViewPoint’s Chairman of the Board, said, “We are excited about the acquisition of Highlands and about Kevin Hanigan joining ViewPoint as our new President and CEO. This transaction represents a tremendous opportunity to strategically enhance shareholder value, strengthen our competitive market position and bring together two organizations dedicated to serving North Texas and its residents. Mr. Hanigan is a long-time Texas community banker who is well known in the North Texas marketplace. We believe that his 30 plus years of corporate and retail banking experience will build upon ViewPoint’s recent success in transitioning to a full service commercial bank. We look forward to Mr. Hanigan’s future leadership of ViewPoint and closing the transaction as expeditiously as possible.”
Gary Base, ViewPoint’s retiring President and CEO, said, “I have known Kevin Hanigan for several years and he’s an outstanding banker. His extensive commercial banking and lending experience should provide a significant boost to our ongoing initiative to enhance and expand our commercial division.”
Mr. Hanigan commented, “I have admired the terrific organization ViewPoint has built, and the strong footprint it has achieved in North Texas. I am excited about the opportunity to add our commercially oriented Dallas platform at Highlands with ViewPoint to create the preeminent community banking franchise in the Dallas-Fort Worth Metroplex.”
ViewPoint expects the merger to be immediately accretive to its earnings per share, excluding one-time costs. ViewPoint and Highlands expect to complete the transaction in early 2012, after receipt of regulatory approvals, the approval of the shareholders of Highlands Bancshares, Inc. and the satisfaction of other customary closing conditions.
Upon completion of the merger, Kevin Hanigan and one Highlands director will join the ViewPoint Board of Directors.

Additionally, ViewPoint today announced that its wholly owned subsidiary, ViewPoint Bank (the “Bank”), has met the requirements of the Office of the Comptroller of the Currency (the “OCC”) for approval to convert from a federal thrift charter to a national banking association charter under 12 C.F.R. Part 5.24. ViewPoint has also received approval from the Federal Reserve Board to convert from a thrift holding company to a national bank holding company. The Boards of Directors of ViewPoint and the Bank both have approved their respective charter changes to be effective on December 19, 2011.
ViewPoint Financial Group, Inc. was advised in this transaction by Sandler O’Neill + Partners, L.P. as financial advisor and Silver, Freedman & Taff, LLP as legal counsel. Commerce Street Capital, LLC is acting as financial advisor and Fulbright & Jaworski L.L.P. is acting as legal counsel to Highlands Bancshares, Inc. FBR Capital Markets & Company also provided a fairness opinion to Highlands.
ViewPoint will post an investor presentation regarding the transaction on its website at http://www.viewpointfinancialgroup.com.
Conference Call
ViewPoint will host an investor conference call to discuss the acquisition on Friday, December 9, 2011, at 10:00 a.m., Central Time. Participants are asked to call (toll-free) 1-866-843-0890 at least five minutes prior to the call and use participant entry code 9767241. International participants are asked to call 1-412-317-9250.
The call and corresponding presentation slides will be webcast live on the home page of ViewPoint’s website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10007135. This replay will be available until December 27, 2011, at 8 a.m., Central Time. The webcast will be archived on ViewPoint’s website until December 9, 2012 or until ViewPoint’s next quarterly webcast/conference call.
About ViewPoint Financial Group, Inc.
ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank. ViewPoint Bank operates 25 community bank offices and 10 loan production offices. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.
About Highlands Bancshares, Inc.
Highlands Bancshares, Inc. is a bank holding company that operates four banking centers in the Dallas area as Highlands Bank, as well as two banking centers in Jack and Wise Counties as The First National Bank of Jacksboro. For more information, please visit www.thehighlandsbank.com.
When used in this press release and in documents filed or furnished by ViewPoint with the Securities and Exchange Commission (the “SEC”) in ViewPoint’s other press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presently anticipated or projected, including, among other things, the expected cost savings, synergies and other financial benefits from the ViewPoint-Highlands merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected, the requisite regulatory approvals and the approval of the shareholders of Highlands might not be obtained or other conditions to completion of the merger set forth in the merger agreement might not be satisfied or waived, changes in economic conditions, legislative changes, changes in policies by regulatory agencies, fluctuations in interest rates, the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, ViewPoint’s ability to access cost-effective funding, fluctuations in real estate values and both residential and commercial real estate market conditions, demand for loans and deposits in ViewPoint’s market area, the industry-wide decline in mortgage production, competition, changes in management’s business strategies and other factors set forth in ViewPoint’s filings with the SEC.
ViewPoint does not undertake — and specifically declines any obligation — to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. ViewPoint Financial Group, Inc. will be filing with the SEC a registration statement on Form S-4 concerning the merger. The registration statement will include a proxy statement/prospectus, which will be sent to the shareholders of Highlands Bancshares, Inc. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by ViewPoint will be available free of charge by accessing ViewPoint’s website (www.viewpointfinancialgroup.com, under “SEC Filings”) or by contacting Patti McKee at (972)578-5000, Ext. 7223. The directors, executive officers and certain other members of management and employees of ViewPoint may be deemed to be participants in the solicitation of proxies in favor of the merger from the shareholders of Highlands Bancshares, Inc. Information about the directors and executive officers of ViewPoint is included in the proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on April 18, 2011. The directors, executive officers and certain other members of management and employees of Highlands may also be deemed to be participants in the solicitation of proxies in favor of the merger from the shareholders of Highlands. Information about the directors and executive officers of Highlands will be included in the proxy statement/prospectus for the merger.